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                                                                    EXHIBIT 24.1

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints William E. McGlashan, Jr. and Michael J. Zukerman, and each of them individually, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, with full powers to each of them, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement in connection with the registration under the Securities Act of 1933, of securities of the registrant, and to file or cause to be filed the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, lawfully do or cause to be done by virtue thereof, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

                                                  /s/ Peter L. S. Currie
                                          --------------------------------------
                                                    Peter L. S. Currie

Date: February 11, 2004